Calculation of Filing Fee Tables
S-8
Lucas GC Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value $0.00001 per share	Other	497,640	$ 1.43	$ 711,625.20	0.000087	$ 61.91
Total Offering Amounts:						$ 711,625.20		$ 61.91
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 61.91
Offering Note
[1]	Represents Ordinary Shares to be issued upon exercise of awards to be granted under the Second Amended and Restated 2024 Plan. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high (US$1.48) and low (US$1.37) prices for the Registrant's Class A ordinary shares on the Nasdaq Capital Market on October 27, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources